WPS RESOURCES CORPORATION                                                   	  EXHIBIT D


                            SALES OF ELECTRIC ENERGY AND GAS

                                   Calendar Year 1999


					   Wisconsin  		   Upper   		 Wisconsin
					     Public   		 Peninsula		   River
					    Service   		   Power   		   Power
					  Corporation		  Company  		  Company
					  -----------		 ---------		 ---------
(a)  Electric energy sold
     (at retail or wholesale)
        Wisconsin (kWh)		11,299,265,637		    None   		169,782,000
        Michigan (kWh)			   620,882,504		877,634,000		    None
					--------------		-----------		-----------
        Total (kWh)			11,920,148,141		877,634,000		169,782,000

        Wisconsin (revenues -
          excludes miscellaneous)	  $505,244,995		    None   		    None
        Michigan (revenues -
          excludes miscellaneous)	    21,603,407		$59,408,978		    None
					   -----------		-----------
        Total (revenues associated
          with energy sold)		  $526,848,402		$59,408,978		    None

        Intercompany
          Wisconsin - Wisconsin River
            Power to WPSC (kWh)	       None   		    None   		 56,594,000 *
          Wisconsin - WPSC to
          Upper Peninsula Power
            Company (kWh)		   294,297,364		    None   		    None

        Wisconsin - Wisconsin River
          Power to WPSC (revenues)	       None   		    None   		 $1,705,396
        Wisconsin - WPSC to
        Upper Peninsula Power
          Company (revenues)		    $8,348,496		    None   		    None

        Other
          Wisconsin (kWh)		11,004,968,273		    None   		113,188,000 *
          Michigan (kWh)		   620,882,504		877,634,000		    None
					--------------		-----------		-----------
          Total (kWh)			11,625,850,777		877,634,000		113,188,000

        Wisconsin (revenues -
          excludes miscellaneous)	  $496,896,499		    None   		    None
        Michigan (revenues -
          excludes miscellaneous)	    21,603,407		$59,408,978		    None
					   -----------		-----------
        Total (revenues associated
          with energy sold)		  $518,499,906		$59,408,978		    None

        Gas distributed at retail
          Wisconsin (MCF)		    36,049,829 **	    None   		    None
          Michigan (MCF)		       716,196 **	    None   		    None
					    ----------
          Total (MCF)			    36,766,025		    None   		    None

          Wisconsin (revenues -
            excludes miscellaneous)	  $185,678,181 **	    None   		    None
          Michigan (revenues -
            excludes miscellaneous)	     3,005,778 **	    None   		    None
					   -----------
        Total (revenues -
          excludes miscellaneous)	  $188,683,959

        Intercompany			       None   		    None   		    None

WPS RESOURCES CORPORATION								EXHIBIT D
Page 2

					   Wisconsin  		   Upper   		 Wisconsin
					     Public   		 Peninsula		   River
					    Service   		   Power   		   Power
					  Corporation		  Company  		  Company
					  -----------		 ---------		 ---------

        Other (transport gas)
          Wisconsin (MCF)		    27,695,328 **	    None   		   None
          Michigan (MCF)		     1,090,680 **	    None   		   None
					   -----------
          Total (MCF)			    28,786,008

          Wisconsin (revenues)	    $7,144,577 **	    None   		   None
          Michigan (revenues)		       430,995 **	    None   		   None
					   -----------
          Total (revenues)		    $7,575,572

(b)     Electric energy distributed
        at retail outside state
        of organization

          Michigan (kWh)		   315,340,540		    None   		   None
          Michigan (revenues -
            excludes miscellaneous)	   $12,839,453		    None   		   None

        Gas distributed at
        retail outside state
        of organization

          Michigan (MCF)		     1,806,876 **	    None   		   None
          Michigan (revenues -
            excludes miscellaneous)	    $3,436,774 **	    None   		   None

(c)     Electric energy sold at
        wholesale outside state of
        organization or at state line

          Michigan (kWh)		   305,541,964		    None   		   None
          Michigan (revenues)		    $8,763,954		    None   		   None
          Wisconsin (kWh)		       None   		  6,525,000		   None
          Wisconsin (revenues)	       None   		   $450,431		   None

        Gas sold at wholesale outside
        state of organization or at
        state line

          Michigan (kWh)		       None   		    None   		   None
          Michigan (revenues)		       None   		    None   		   None

(d)     Electric energy purchased
        outside state of organization
        or at state line #

          kWh				 1,846,872,000		439,474,000		   None
          Expenses			   $45,645,827		$13,028,681		   None

        Gas purchased outside state of
        organization or at state line

        Numerous states (MCF)		    36,374,729		    None   		   None
        Numerous states (expenses)	  $117,582,172		    None   		   None

WPS RESOURCES CORPORATION				               EXHIBIT D
Page 3

 *	Quantities shown represent actual deliveries.  By contract, each of the
	three purchasers of the output of Wisconsin River Power Company is entitled to receive, and is required to pay for one-third of the total output.

**	"Gas distributed at retail" for Wisconsin includes 10,964,681 MCF and
	$43,443,757, and "Gas distributed at retail" for Michigan includes 130,317 MCF and $536,183 respectively, of sales to Large Commercial and Industrial Customers (those using 2,000 CCF within one month of a year) under Wisconsin Public Service Corporation's retail rates. Industrial usage is indeterminable.

#	Receipts of 88,202 kWh of interchange energy were offset by
	deliveries of 185 kWh to same supplier at other points in the system. These deliveries (and other offsetting deliveries of interchange energy) are omitted from Wisconsin Public Service Corporation's sales shown above.